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As filed with the Securities and Exchange Commission on May 28, 2008

Registration No. 333-151194

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQNIKH TRAPEZA THS ELLAΔOS A.E.

(Exact Name of Registrant as Specified in Its Charter)

National Bank of Greece, S.A.

(translation of registrant's name into English)

Hellenic Republic	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

86 Eolou Street
Athens, 10232
Hellenic Republic
Tel. 011-30-210-334-1000
(Address and Telephone Number of Registrant's Principal Executive Offices)

Corporation Service Company
1133 Avenue of the Americas
Suite 3100
New York, NY 10036
212-299-5600
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

D. Max Aaron ALLEN & OVERY Studio Legale Associato via Manzoni 41 - 43 20121 Milan Italy Tel. No.: 011-39-02-2904-91	Richard A. Ely SKADDEN, ARPS, SLATE MEAGHER & FLOM (UK) LLP 40 Bank Street Canary Wharf London E14 5DS England Tel. No.: 011-44-20-7519-7000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TABLE OF CONTENTS

Page
Explanatory Note	1
Item 9. Exhibits	2
Signatures	3

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form F-3 (File No. 333-151194) (the "Registration Statement") of the National Bank of Greece S.A. (the "Bank") is being filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, for the sole purpose of correcting a scribner's error in the signature page of the Registration Statement and filing Exhibits 1, 4.1, 4.2, 4.3, 4.4, 5, 8.1 and 23.1 as described under Item 9, "Exhibits" below and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission (the "Commission"). After giving effect to this Amendment, the Registration Statement consists of the Registration Statement (as filed with the Commission on May 27, 2008) at the time it became effective on May 27, 2008 as supplemented by this Amendment.

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Item 9.    Exhibits

EXHIBIT INDEX

Number	Description
1	Form of Purchase Agreement for the preference shares.
4.1	English translation of the form of Articles of Association of the Bank, as amended, after giving effect to the proposed issuance of the preference shares.
4.2	English translation of the form of resolution of the board of directors of the Bank providing for the proposed issuance of the Series A preference shares.
4.3	Form of certificate of preference shares.
4.4	Deposit Agreement among the Bank, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt.
5	Opinion of Koutalidis Law Office, Greek counsel to the Bank.
8.1	Opinion of Koutalidis Law Office, Greek counsel to the Bank, related to certain tax matters.
8.2	Opinion of Allen & Overy LLP, U.S. counsel to the Bank, related to certain tax matters*.
12	Computation of Ratios of Earnings to Fixed Charges*.
23.1	Consent of Koutalidis Law Office (included in Exhibits 5.1 and 8.1 above).
23.2	Consent of Deloitte Hadjipavlou Sofianos & Cambanis S.A.*.
23.3	Consent of Allen & Overy LLP (included in Exhibit 8.2 above)*.

*
Previously filed as an Exhibit to the Registration Statement on Form F-3 of the Bank, filed on May 27, 2008 (File No. 333-151194).

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, the Hellenic Republic, on the 27th day of May, 2008.

NATIONAL BANK OF GREECE S.A.
By:	/s/ EFSTRATIOS-GEORGIOS (TAKIS) A. ARAPOGLOU Name: Efstratios-Georgios (Takis) A. Arapoglou Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ EFSTRATIOS-GEORGIOS (TAKIS) A. ARAPOGLOU Name: Efstratios-Georgios (Takis) A. Arapoglou Director	/s/ NIKOLAOS D. EFTHYMIOU Name: Nikolaos D. Efthymiou Director
/s/ IOANNIS G. PECHLIVANIDIS Name: Ioannis G. Pechlivanidis Director	Name: George I. Mergos Director
/s/ IOANNIS C. YIANNIDIS Name: Ioannis C. Yiannidis Director	Name: Constantinos D. Pilarinos Director
/s/ GEORGE Z. LANARAS Name: George Z. Lanaras Director	/s/ PLOUTARCHOS K. SAKELLARIS Name: Ploutarchos K. Sakellaris Director
Name: Achilleas D. Mylonopoulos Director	Name: Drakoulis K. Fountoukakos-Kyriakakos Director
Name: John P. Panagopoulos Director	Name: Efstatios-Georgios (Takis) Arapoglou Principal Executive Officer
/s/ STEFANOS G. PANTZOPOULOS Name: Stefanos G. Pantzopoulos Director	/s/ ANTHIMOS THOMOPOULOS Name: Anthimos Thomopoulos Principal Financial Officer
/s/ H.E. THE METROPOLITAN OF IOANNINA THEOKLITOS Name: H.E. the Metropolitan of Ioannina Theoklitos Director	/s/ IOANNIS KYRIAKOPOULOS Name: Ioannis Kyriakopoulos Principal Accounting Officer
Name: Stefanos C. Vavalidis Director	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Authorized U.S. Representative
Name: Dimitrios A. Daskalopoulos Director

3

EXHIBIT INDEX

Number	Description
1	Form of Purchase Agreement for the preference shares.
4.1	English translation of the form of Articles of Association of the Bank, as amended, after giving effect to the proposed issuance of the preference shares.
4.2	English translation of the form of resolution of the board of directors of the Bank providing for the proposed issuance of the Series A preference shares.
4.3	Form of certificate of preference shares.
4.4	Deposit Agreement among the Bank, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt.
5	Opinion of Koutalidis Law Office, Greek counsel to the Bank.
8.1	Opinion of Koutalidis Law Office, Greek counsel to the Bank, related to certain tax matters.
8.2	Opinion of Allen & Overy LLP, U.S. counsel to the Bank, related to certain tax matters*.
12	Computation of Ratios of Earnings to Fixed Charges*.
23.1	Consent of Koutalidis Law Office (included in Exhibits 5.1 and 8.1 above).
23.2	Consent of Deloitte Hadjipavlou Sofianos & Cambanis S.A.*.
23.3	Consent of Allen & Overy LLP (included in Exhibit 8.2 above)*.

*
Previously filed as an Exhibit to the Registration Statement on Form F-3 of the Bank, filed on May 27, 2008 (File No. 333-151194).

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TABLE OF CONTENTS
EXPLANATORY NOTE
  Item 9. Exhibits
EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX